Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May 20, 2020

SelectQuote, Inc.

6800 West 115th Street, Suite 2511

Overland Park, Kansas 66211

Ladies and Gentlemen:

We have acted as special counsel to SelectQuote, Inc. a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to Rule 462(b) (the “Additional Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 4,025,000 shares of common stock, par value $0.01 per share, of the Company to be sold by the selling stockholders named in the Original Registration Statement (defined below) (the “Additional Shares”). The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1 (File No. 333-236555), filed by the Company with the SEC under the Securities Act, as amended before the date hereof (the “Original Registration Statement”). This opinion letter is in addition to our opinion letter that was filed as Exhibit 5.1 to the Original Registration Statement.

For the purposes of giving the opinion contained herein, we have examined the Original Registration Statement, the Additional Registration Statement, the sixth amended and restated certificate of incorporation of the Company, the form of which was filed as an exhibit to the Original Registration Statement (the “Certificate of Incorporation”) and an underwriting agreement, the form of which was filed as an exhibit to the Original Registration Statement, between the Company and the underwriters named therein (the “Underwriting Agreement”). We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and the selling stockholders and certificates or comparable documents of public officials and of officers and representatives of the Company and the selling stockholders.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Certificate of Incorporation becomes effective and the Additional Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Original Registration Statement and the Underwriting Agreement, the Additional Shares will be validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Additional Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very Truly Yours,

/s/ Wachtell, Lipton, Rosen & Katz